Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2001, included in Artesyn Technologies, Inc.'s Form 10-K for the fiscal year ended December 29, 2000, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Fort Lauderdale, Florida
April 23, 2001